SLM Student Loan Trust 2002-1
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/1/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$774,056,191.05	$89,984,651.82	$684,071,539.23
	ii	Interest to be Capitalized	11,421,589.75		10,862,621.76

	iii	Total Pool	$785,477,780.80		$694,934,160.99

	iv	Specified Reserve Account Balance	1,963,694.45		1,737,335.40

	v	Total Adjusted Pool	$787,441,475.25		$696,671,496.39

B	i	Weighted Average Coupon (WAC)	3.454%		3.388%
	ii	Weighted Average Remaining Term	109.38		108.18
	iii	Number of Loans	230,086		209,217
	iv	Number of Borrowers	141,776		129,642

						% of		% of
	Notes and Certificates			Spread	Balance 7/26/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1 Notes	78442GDG8	0.030%	$125,670,475.25	15.959%	$34,900,496.39	5.010%
	ii	A-2 Notes	78442GDH6	0.110%	615,700,000.00	78.190%	615,700,000.00	88.377%
	iii	B Notes	78442GDJ2	0.470%	46,071,000.00	5.851%	46,071,000.00	6.613%

	v	Total Notes			$787,441,475.25	100.000%	$696,671,496.39	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,963,694.45	$1,737,335.40
	iv	Reserve Account Floor Balance ($)	$1,501,922.00	$1,501,922.00
	v	Current Reserve Acct Balance ($)	$1,963,694.45	$1,737,335.40

II. 2002-1 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$86,066,948.64
	ii	Principal Collections from Guarantor	6,076,322.27
	iii	Principal Reimbursements	45,234.84
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$92,188,505.75

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$111,248.38
	ii	Capitalized Interest	(2,315,102.31)

	iii	Total Non-Cash Principal Activity	$(2,203,853.93)

C	Total Student Loan Principal Activity		$89,984,651.82

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,460,369.67
	ii	Interest Claims Received from Guarantors	148,028.21
	iii	Collection Fees/Returned Items	53,622.64
	iv	Late Fee Reimbursements	209,422.44
	v	Interest Reimbursements	11,622.52
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	217,585.42
	viii	Subsidy Payments	916,353.52
	ix	Total Interest Collections	$5,017,004.42

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,815.85
	ii	Capitalized Interest	2,315,102.31

	iii	Total Non-Cash Interest Adjustments	$2,316,918.16

F	Total Student Loan Interest Activity		$7,333,922.58

G	Non-Reimbursable Losses During Collection Period		$104,959.62
H	Cumulative Non-Reimbursable Losses to Date		$875,505.33

III. 2002-1 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$17,598,181.16
	ii	Consolidation Principal Payments	74,545,089.75
	iii	Reimbursements by Seller	(1,429.73)
	iv	Borrower Benefits Reimbursed	2,366.98
	v	Reimbursements by Servicer	101.99
	vi	Re-purchased Principal	44,195.60

	vii	Total Principal Collections	$92,188,505.75

B	Interest Collections
	i	Interest Payments Received	$3,932,928.07
	ii	Consolidation Interest Payments	809,408.75
	iii	Reimbursements by Seller	(9.83)
	iv	Borrower Benefits Reimbursed	801.62
	v	Reimbursements by Servicer	9,866.58
	vi	Re-purchased Interest	964.15
	vii	Collection Fees/Returned Items	53,622.64
	viii	Late Fees	209,422.44

	ix	Total Interest Collections	$5,017,004.42

C	Other Reimbursements		22,446.09

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$97,227,956.26
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,117,261.51)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$96,110,694.75

G	Servicing Fees Due for Current Period		$523,922.82

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$543,922.82

IV. 2002-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	2.820%	2.770%	26,992	23,431	11.731%	11.199%	$82,217,241.90	$69,148,124.39	10.622%	10.108%

Grace
Current	2.820%	2.770%	11,872	12,689	5.160%	6.065%	$42,952,631.87	$46,524,062.20	5.549%	6.801%

TOTAL INTERIM	2.820%	2.770%	38,864	36,120	16.891%	17.264%	$125,169,873.77	$115,672,186.59	16.171%	16.909%
REPAYMENT
Active
Current	3.758%	3.717%	99,082	86,183	43.063%	41.193%	$341,878,262.20	$285,548,037.81	44.167%	41.742%
31-60 Days Delinquent	3.665%	3.611%	8,064	7,265	3.505%	3.472%	$26,562,093.21	$23,805,556.68	3.432%	3.480%
61-90 Days Delinquent	3.636%	3.539%	5,512	5,886	2.396%	2.813%	$17,626,525.51	$19,261,332.06	2.277%	2.816%
91-120 Days Delinquent	3.595%	3.540%	4,037	3,468	1.755%	1.658%	$12,545,708.09	$10,943,219.37	1.621%	1.600%
> 120 Days Delinquent	3.556%	3.513%	11,503	11,989	4.999%	5.730%	$34,900,938.06	$35,985,279.73	4.509%	5.260%

Deferment
Current	2.910%	2.854%	30,777	30,799	13.376%	14.721%	$97,927,314.90	$94,740,478.71	12.651%	13.849%

Forbearance
Current	3.583%	3.530%	30,903	26,464	13.431%	12.649%	$113,591,007.32	$95,233,567.72	14.675%	13.922%

TOTAL REPAYMENT	3.577%	3.514%	189,878	172,054	82.525%	82.237%	$645,031,849.29	$565,517,472.08	83.332%	82.670%
Claims in Process (1)	3.512%	3.511%	1,336	1,036	0.581%	0.495%	$3,835,410.16	$2,869,496.09	0.495%	0.419%
Aged Claims Rejected (2)	3.420%	3.370%	8	7	0.003%	0.003%	$19,057.83	$12,384.47	0.002%	0.002%
GRAND TOTAL	3.454%	3.388%	230,086	209,217	100.000%	100.000%	$774,056,191.05	$684,071,539.23	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2002-1 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.129%	104,992	$280,950,196.20	41.070%
- GSL — Unsubsidized	3.120%	72,322	$233,789,682.35	34.176%
- PLUS Loans	4.170%	31,903	$169,331,660.68	24.754%

- Total	3.388%	209,217	$684,071,539.23	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.378%	155,736	$555,693,938.07	81.233%
-Two Year	3.393%	37,716	$87,585,294.27	12.804%
-Technical	3.517%	15,703	$40,637,892.34	5.941%
-Other	3.143%	62	$154,414.55	0.023%

- Total	3.388%	209,217	$684,071,539.23	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-1 Expected Interest Calculation and Interest Rate Cap Payments

A	Borrower Interest Accrued During Collection Period	$5,236,783.45
B	Interest Subsidy Payments Accrued During Collection Period	804,475.81
C	SAP Payments Accrued During Collection Period	874,574.03
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP INT ACTS)	251,337.68
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$7,167,170.97

VII. 2002-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004271944	(7/26/04 - 10/25/04)	1.69000%
B	Class A-2 Interest Rate	0.004474167	(7/26/04 - 10/25/04)	1.77000%
C	Class B Interest Rate	0.005384167	(7/26/04 - 10/25/04)	2.13000%

VIII. 2002-1 Inputs From Previous Quarterly Servicing Reports 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$774,056,191.05
	ii	Interest To Be Capitalized	11,421,589.75

	iii	Total Pool	$785,477,780.80
	iv	Specified Reserve Account Balance	1,963,694.45

	v	Total Adjusted Pool	$787,441,475.25

B	Total Note and Certificate Factor		0.51275034674
C	Total Note Balance		$787,441,475.25

D	Note Balance 7/26/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.1437959554	1.0000000000	1.0000000000
	ii	Expected Note Balance	$125,670,475.25	$615,700,000.00	$46,071,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,963,694.45
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D +VI-G-v)		$96,362,032.43	$96,362,032.43

B	Primary Servicing Fees-Current Month		$523,922.82	$95,838,109.61

C	Administration Fee		$20,000.00	$95,818,109.61

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$536,857.29	$95,281,252.32
	ii	Class A-2	$2,754,744.42	$92,526,507.90
	iii	Class B	$248,053.94	$92,278,453.96

	iv	Total Noteholder’s Interest Distribution	$3,539,655.65

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$90,769,978.86	$1,508,475.10
	ii	Class A-2	$0.00	$1,508,475.10
	iii	Class B	$0.00	$1,508,475.10

	iv	Total Noteholder’s Principal Distribution	$90,769,978.86

G	Increase to the Specified Reserve Account Balance		$0.00	$1,508,475.10

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,508,475.10

I	Carryover Servicing Fees		$0.00	$1,508,475.10

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,508,475.10
	ii	Class A-2	$0.00	$1,508,475.10
	iii	Class B	$0.00	$1,508,475.10

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$1,508,475.10	$0.00

X. 2002-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class B
	i	Quarterly Interest Due		$536,857.29	$2,754,744.42	$248,053.94
	ii	Quarterly Interest Paid		536,857.29	2,754,744.42	248,053.94

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$90,769,978.86	$0.00	$0.00
	viii	Quarterly Principal Paid		90,769,978.86	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$91,306,836.15	$2,754,744.42	$248,053.94

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/04		$787,441,475.25
	ii	Adjusted Pool Balance 9/30/04		696,671,496.39

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$90,769,978.86

	iv	Adjusted Pool Balance 6/30/04		$787,441,475.25
	v	Adjusted Pool Balance 9/30/04		696,671,496.39

	vi	Current Principal Due (iv-v)		$90,769,978.86
	vii	Principal Shortfall from previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$90,769,978.86

	ix	Principal Distribution Amount Paid		$90,769,978.86

	x	Principal Shortfall (viii — ix)		$—

C		Total Principal Distribution		$90,769,978.86
D		Total Interest Distribution		3,539,655.65

E		Total Cash Distributions		$94,309,634.51

F	Note Balances		7/26/2004	10/25/2004
	i	A-1 Note Balance 78442GDG8	$125,670,475.25	$34,900,496.39
		A-1 Note Pool Factor	0.1437959554	0.0399342026

	ii	A-2 Note Balance 78442GDH6	$615,700,000.00	$615,700,000.00
		A-2 Note Pool Factor	1.0000000000	1.0000000000

	iii	B Note Balance 78442GDJ2	$46,071,000.00	$46,071,000.00
		B Note Pool Factor	1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$1,963,694.45
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$1,508,475.10
	iv	Total Reserve Account Balance Available		$3,472,169.55
	v	Required Reserve Account Balance		$1,737,335.40

	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to Excess Certificate Holder		$1,734,834.15
	viii	Ending Reserve Account Balance		$1,737,335.40

XI. 2002-1 Historical Pool Information

						2003	2002
			7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/2
Beginning Student Loan Portfolio Balance			$774,056,191.05	$797,114,646.29	$856,139,777.17	$1,167,989,410.78	$1,479,708,751.99

	Student Loan Principal Activity
	i	Regular Principal Collections	$86,066,948.64	$21,388,591.64	$55,480,601.48	$243,861,515.42	$132,168,321.87
	ii	Principal Collections from Guarantor	6,076,322.27	4,945,830.82	6,347,031.32	26,118,140.52	10,159,534.74
	iii	Principal Reimbursements	45,234.84	46,117.99	71,868.63	59,426,941.34	192,337,671.60
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$92,188,505.75	$26,380,540.45	$61,899,501.43	$329,406,597.28	$334,665,528.21
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$111,248.38	$84,513.89	$119,115.14	$1,381,344.34	$1,488,146.26
	ii	Capitalized Interest	(2,315,102.31)	(3,406,599.10)	(2,993,485.69)	(18,938,308.01)	(24,434,333.26)

	iii	Total Non-Cash Principal Activity	$(2,203,853.93)	$(3,322,085.21)	$(2,874,370.55)	$(17,556,963.67)	$(22,946,187.00)

(-)	Total Student Loan Principal Activity		$89,984,651.82	$23,058,455.24	$59,025,130.88	$311,849,633.61	$311,719,341.21

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,460,369.67	$3,042,743.09	$3,671,808.78	$19,871,413.39	$31,037,587.94
	ii	Interest Claims Received from Guarantors	148,028.21	129,290.57	181,124.51	861,763.52	409,985.43
	iii	Collection Fees/Returned Items	53,622.64	35,940.62	43,762.98	116,738.26	39,476.79
	iv	Late Fee Reimbursements	209,422.44	154,532.74	195,306.60	695,599.18	696,129.33
	v	Interest Reimbursements	11,622.52	19,506.59	7,578.64	605,629.48	2,641,812.87
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	217,585.42	(3.44)	16,484.98	(289.97)	117,120.51
	viii	Subsidy Payments	916,353.52	980,225.35	1,143,091.77	7,287,595.84	12,714,206.14

	ix	Total Interest Collections	$5,017,004.42	$4,362,235.52	$5,259,158.26	$29,438,449.70	$47,656,319.01

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,815.85	$852.85	$1,414.56	$(898,857.33)	$(1,172,583.44)
	ii	Capitalized Interest	2,315,102.31	3,406,599.10	2,993,485.69	18,938,308.01	24,434,333.26

	iii	Total Non-Cash Interest Adjustments	$2,316,918.16	$3,407,451.95	$2,994,900.25	$18,039,450.68	$23,261,749.82

	Total Student Loan Interest Activity		$7,333,922.58	$7,769,687.47	$8,254,058.51	$47,477,900.38	$70,918,068.83

(=)	Ending Student Loan Portfolio Balance		$684,071,539.23	$774,056,191.05	$797,114,646.29	$856,139,777.17	$1,167,989,410.78
(+)	Interest to be Capitalized		$10,862,621.76	$11,421,589.75	$12,347,721.60	$12,911,064.81	$19,459,147.66

(=)	TOTAL POOL		$694,934,160.99	$785,477,780.80	$809,462,367.89	$869,050,841.98	$1,187,448,558.44

(+)	Reserve Account Balance		$1,737,335.40	$1,963,694.45	$2,023,655.92	$2,172,627.10	$2,968,621.40

(=)	Total Adjusted Pool		$696,671,496.39	$787,441,475.25	$811,486,023.81	$871,223,469.08	$1,190,417,179.84

XII. 2002-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-02	$1,436,515,691	14.38%
Jul-02	$1,382,154,183	12.94%
Oct-02	$1,286,867,965	15.81%
Jan-03	$1,187,448,558	17.76%
Apr-03	$1,101,745,031	18.45%
Jul-03	$1,064,012,588	16.64%
Oct-03	$949,027,453	19.03%
Jan-04	$869,050,842	19.64%
Apr-04	$809,462,368	19.45%
Jun-04	$785,477,781	17.94%
Oct-04	$694,934,161	19.40%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.